Exhibit 3.05


                                    BYLAWS OF
                               LENS PRODUCTS INC.


                              11. ARTICLE - Offices

     The principal office of the corporation shall be located in the State of New York in the County of Monroe. The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                           12. ARTICLE - Shareholders

     Section  1.     Annual  Meeting.  The  annual  meeting  of the shareholders
                     ---------------
shall be held at 4:00 o'clock P.M. on the third Tuesday in the month of January in each year, beginning with the year 1997. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     Section 2.     Special Meetings.  Special meetings of the shareholders, for
                    ----------------
any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section  3.     Place of Meeting.  The Board of Directors may designate any
                     ----------------
place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

     Section  4.     Notice  of  Meeting.  Written or printed notice stating the
                     -------------------
place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

     Section 5.     Closing of Transfer Books or Fixing of Record Date.  For the
                    --------------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

     Section  6.     Voting  Lists.  The  officer  or agent having charge of the
                     -------------
stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section  7.     Quorum.  Fifty  One Percent (51%) of the outstanding shares
                     ------
of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

     Section 8.     Proxies.  At all meetings of shareholders, a shareholder may
                    -------
vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section  9.     Voting  of  Shares.  Each  outstanding share, regardless of
                     ------------------
class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

     Section  10.     Voting  of  Shares  by  Certain Holders.  Neither treasury
                      ---------------------------------------
shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 11.     Informal Action by Shareholders.  Any action required to be
                     -------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.
13.

                        ARTICLE 13. - Board of Directors

     Section 1.     General Powers.  The business and affairs of the corporation
                    --------------
shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incorporation.

     Section  2.     Number, Tenure and Qualifications.  The number of directors
                     ---------------------------------
of the corporation shall be not less than three nor more than five, unless a lesser number is allowed by statute. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

     Directors need not be residents of this state or shareholders of the corporation. Directors shall be removable in the manner provided by statute.

     Section  3.     Vacancies.  Any  director  may resign at any time by giving
                     ---------
written notice to the president or to the secretary of the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in
Section  2  above.

     Section  4.     Regular  Meetings.  A  regular  meeting  of  the  Board  of
                     -----------------
Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section  5.     Special  Meetings.  Special  meetings  of  the  Board  of
                     -----------------
Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

     Section  6.     Notice.  Notice  of  any  special meeting shall be given at
                     ------
least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     Section  7.     Quorum.  A  majority  of  the  number of directors fixed by
                     ------
Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section  8.     Manner of Acting.  The act of the majority of the directors
                     ----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section  9.     Compensation.  By resolution of the Board of Directors, any
                     ------------
director may be paid any one or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section  10.     Informal  Action  by  Directors.  Any  action  required or
                      -------------------------------
permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors.

                        ARTICLE 14.- Officers and Agents

     Section  1.     General.  The  officers  of  the  corporation  shall  be  a
                     -------
president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the corporation shall be fixed by the Board of Directors.

     One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

     Section  2.     Election  and  Term  of  Office.  The  officers  of  the
                     -------------------------------
corporation shall be elected by the Board of Directors annually at the first meeting of the board held after each annual meeting of the shareholders.

     Section  3.     Removal.  Any  officer or agent may be removed by the Board
                     -------
of Directors whenever in its judgment the best interests of the corporation will be served thereby.

     Section 4.     Vacancies.  A vacancy in any office, however occurring,  may
                    ---------
be  filled  by  the  Board  of  Directors for the unexpired portion of the term.

     Section  5.     President.  The  president  shall:
                     ---------

     1. subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation;

     2. shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

     3.   the  president  shall  have  custody  of the treasurer's bond, if any.

     Section  6.     Vice  Presidents.  The  vice  presidents  shall:
                     ----------------

     1.   assist  the  president;  and

     2. shall perform such duties as may be assigned to them by the president or by the Board of Directors.

     Section  7.     Secretary.  The  secretary  shall:
                     ---------

     1. keep the minutes of the proceedings of the shareholders and the Board of Directors;

     2. see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

     3. be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

     4. keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar;

     5. sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     6. have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and

     7. in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

     Section  8.     Treasurer.  The  treasurer  shall:
                     ---------

     1.   be  the  principal  financial  officer  of  the  corporation;

     2. perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time;

     3.   be  the  principal  accounting  officer  of  the  corporation;  and

     4. have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president.

                              ARTICLE 15. - Stock

     Section  1.     Certificates.  The  shares of stock shall be represented by
                     ------------
consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

     Section  2.     Consideration  for Shares.  Shares shall be issued for such
                     -------------------------
consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

     Section 3.     Transfer of Shares.  Upon surrender to the corporation or to
                    ------------------
a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

     Section  4.     Transfer  Agents,  Registrars and Paying Agents.  The board
                     -----------------------------------------------
may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.

            ARTICLE 16. - Indemnification of Officers and Directors

Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

                          ARTICLE 17. - Miscellaneous

     Section  1.     Waivers  of Notice.  Whenever notice is required by law, by
                     ------------------
the articles of incorporation or by these Bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

     Section 2.     Seal.  The corporate seal of the corporation shall be in the
                    ----
form  impressed  on  the  margin  hereof.

     Section 3.     Fiscal Year.  The fiscal year of the corporation shall be as
                    -----------
established  by  the  Board  of  Directors.

     Section 4.  Amendments.  The  Board  of Directors shall have power to make,
                 ----------
amend and repeal the Bylaws of the corporation at any regular meeting of the board or at any special meeting called for the purpose.


                                   APPROVED:

DATED:  Jan  11,  1996             /s/  Shirley  diamond
                                   ---------------------
                                   Director:



                                   /s/  Morris  diamond
                                   --------------------
                                   Director:



                                   /s/  Suzanne  Luxenberg
                                   -----------------------
                                   Director:

                             AMENDMENT TO BYLAWS OF
                  CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.
                          (FORMERLY LENZ PRODUCTS INC.)

                                  ARTICLE VIII

                               RECORDS AND REPORTS
                               -------------------

     Section  l.  Maintenance and Inspection of Share Register.  The corporation
                  --------------------------------------------
shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholders or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     Section  2.  Maintenance  and Inspection of By-Laws.  The corporation shall
                  --------------------------------------
keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, the original or a copy of the by-laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the by-laws as amended to date.

     Section  3.  Maintenance  and  Inspection  of Other Corporate Records.  The
                  --------------------------------------------------------
accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     Section  4.  Inspection  by  Directors.  Every  director  shall  have  the
                  -------------------------
absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     Section 5.  Financial Statements.  A copy of any annual financial statement
                 --------------------
and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least five (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the treasurer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.


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